PROSPECTUS	Filed pursuant to Rule 424(b)(3) Registration No. 333-174288

A.P. PHARMA, INC.

69,600,669 shares of Common Stock

This prospectus covers the sale of an aggregate of up to 69,600,669 shares of our Common Stock, $0.01 par value per share, by the selling security holders identified in this prospectus (collectively with any such holder’s transferee, pledgee, donee or successor, referred to below as the “Selling Stockholders”). The Common Stock covered by this prospectus consists of shares of Common Stock potentially issuable upon conversion of our Senior Secured Convertible Notes due 2021, or the “Notes”. The currently outstanding Notes were issued pursuant to a Securities Purchase Agreement we entered into on April 24, 2011 with selected accredited investors.

The number of shares registered in the Registration Statement is based upon the shares potentially issuable under the Notes at maturity in May 2021 (based on the current outstanding principal balance of $1,500,000 and assuming all interest payments are made in-kind). We note that the actual number of shares that may be issued under the Notes may be less, if the Notes are converted prior to maturity or if the Note holders elect to receive interest payments in cash.

We will not receive any proceeds from the sale by the Selling Stockholders of the shares covered by this prospectus. We are paying the cost of registering the shares covered by this prospectus, as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares under this prospectus. If required, the number of shares to be sold, the public offering price of those shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement.

Our Common Stock is quoted on the OTCQB Market under the symbol “APPA.PK”. On July 29, 2011, the last reported sale price per share of our Common Stock on the OTCQB was $0.36. Our principal executive offices are located at 123 Saginaw Drive, Redwood City, California 94063, and our telephone number is (650)  366-2626.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 3 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2011

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of A.P. Pharma, Inc. See “Where You Can Find Additional Information” for more information, page 11. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements that involve risks and uncertainties. The statements contained or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and include, but are not limited to; statements concerning our development plans for our product candidates, expected timing for certain FDA actions, business strategy, future research and development projects, potential commercial revenues, capital requirements, new potential product introductions, expansion plans and the Company’s funding requirements. Other statements contained in our filings that are not historical facts are also forward-looking statements. We have tried to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

Forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including the risk factors described below in this prospectus and in our periodic filings with the SEC, incorporated by reference or included in this prospectus. All forward-looking statements contained in this prospectus are made only as of the date on the prospectus cover or as of the date of the filings incorporated herein by reference, as applicable. We expressly disclaim any intent to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. Before deciding to buy or sell our securities, you should be aware that the occurrence of the events described in these risk factors could harm our business, operating results and financial condition, which consequences could materially diminish the trading price of our securities and/or their value.

Unless the context requires otherwise, in this Prospectus, the “Company,” “A.P. Pharma,” “we,” “us” and “our” refer to A.P. Pharma, Inc.

PROSPECTUS SUMMARY

Our Business

A.P. Pharma, Inc. is a specialty pharmaceutical company developing products using its proprietary Biochronomer(TM) polymer-based drug delivery technology. Our primary focus is on our lead product candidate, APF530, for the prevention of chemotherapy-induced nausea and vomiting. We are seeking regulatory approval of APF530 for the prevention of acute CINV for patients undergoing both moderately and highly emetogenic chemotherapy, and for prevention of delayed CINV for patients undergoing moderately emetogenic chemotherapy. We received a Complete Response Letter on the APF530 NDA and are targeting the resubmission of the NDA for the first half of 2012. If we obtain regulatory approval for APF530, we intend to seek a collaborative arrangement to commercialize APF530, or anticipate obtaining additional funding and resources that would be required to launch APF530 without a partner.We have additional clinical and preclinical stage programs in the area of pain management, all of which utilize our bioerodible, injectable and implantable delivery systems.

For additional information relating to the Company and its operations, please refer to the reports incorporated herein by reference as described under the caption “Information Incorporated by Reference.”

Our Common Stock is quoted on the OTCQB under the symbol “APPA.PK”.

The Offering

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus of up to 69,600,669 shares of common stock, $0.01 par value per share (the “Common Stock”), all of which are issuable upon the conversion of our currently outstanding Senior Secured Convertible Notes due 2021, or the “Notes” (such underlying shares being referred to herein as the “Shares”). All of the Shares, if and when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell their Shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Shares by the Selling Stockholders. The number of Shares registered in the Registration Statement is based upon the shares potentially issuable under the Notes at maturity in May 2021 (based on the current outstanding principal balance of $1,500,000 and assuming all interest payments are made in-kind). We note that the actual number of Shares that may be issued under the Notes may be less, if the Notes are converted prior to maturity or if the Note holders elect to receive interest payments in cash.

The total value of the 69,600,669 shares of Common Stock being registered hereunder is approximately $25,056,240.84, based on the last quoted sale price for our Common Stock of $0.36 on July 29, 2011.

Corporate Information

Our executive offices are located at 123 Saginaw Drive, Redwood City, California 94063 and our telephone number is 650-366-2626. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 11 and “Information Incorporated by Reference” on page 11.

RISK FACTORS

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings that are incorporated herein by reference. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

USE OF PROCEEDS

The proceeds from the resale of the Shares under this prospectus are solely for the account of the Selling Stockholders. Accordingly, we will receive no proceeds from this offering.

SELLING SECURITY HOLDERS

The Company has included in this prospectus up to 69,600,669 Shares, which are potentially issuable upon the conversion of the Notes, subject to the Company having sufficient authorized but unissued shares to allow for their issuance on conversion of the Notes. See “Description of Securities to be Registered”.

In April 2011, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholders. Pursuant to the Purchase Agreement, the Company may issue up to $4.5 million in aggregate principal amount of Notes. There is currently $1.5 million in aggregate principal amount of Notes outstanding. The Notes initially bore interest at 20% per annum which was subsequently lowered to 6% per annum effective July 1, 2011 in the Amendment to Senior Secured Convertible Notes dated June 2011. Holders of Notes may elect to receive “in-kind” interest payments, with any such in-kind interest payments added to the principal amount of such holder’s Notes. This prospectus covers the resale by the Selling Stockholders of the shares of Common Stock issuable upon conversion of the currently outstanding Notes, including additional amounts that could be added to the principal amount over the ten year term of the Notes.

The following table sets forth certain information regarding the Selling Stockholders, the Shares that may be offered by this prospectus, as well as other shares of Common Stock beneficially owned by them. Selling Stockholders may offer Shares under this prospectus from time to time and may elect to sell none, some or all of the Shares set forth below. As a result, we cannot estimate the number of Shares of Common Stock that a Selling Stockholder will beneficially own after termination of sales under this prospectus. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholders. In addition, a Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s Shares since the date on which they provided information for this table. We are relying on the Selling Stockholders to notify us of any changes in their beneficial ownership after the date they originally provided this information. See “Plan of Distribution” beginning on page 7.

Selling Stockholder (1)	# of Shares held before Offering	Total # of Shares covered by this Prospectus	# of Shares beneficially owned after Offering(2)	% of Shares beneficially owned after Offering
Tang Capital Partners, LP(3)	116,117,041	55,680,535	60,436,506	22.4%
Baker Brothers Life Sciences, L.P.(4)	34,196,139	13,669,571	20,526,568	7.6%
14159, L.P.(4)	20,777,131	250,563	20,526,568	7.6%

(1)	If required, information about other selling security holders, except for any future transferees, pledgees, donees or successors of Selling Stockholders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(2)	This number assumes the sale of all Shares offered by this prospectus.

(3)	Tang Capital Management, LLC is the general partner of Tang Capital Partners, LP. Kevin C. Tang, a natural person, is the Managing Director of Tang Capital Management, LLC and is a member of the Company’s Board of Directors. The address for Tang Capital Partners, LP is 4401 Eastgate Mall, San Diego, CA 92121. Mr. Tang has sole voting and dispositive power over these shares. Mr. Tang disclaims beneficial ownership of all shares beneficially owned, except to the extent of his pecuniary interests therein.

(4)	Includes 20,526,568 shares beneficially owned by Baker Brothers Life Sciences, L.P., 1,796,644 shares beneficially owned by 667, L.P., 876,209 shares beneficially owned by 14159, L.P. and 5,967 shares beneficially owned by Baker/Tisch Investments, L.P. (collectively referred to herein as the “Baker Entities”). Mr. Julian Baker and Mr. Felix Baker share voting and dispositive power over the shares held by the Baker Entities. Mr. Julian Baker and Mr. Felix Baker disclaim beneficial ownership over all shares held by the Baker Entities, except to the extent to the extent of their pecuniary interest in such shares. The address for the Baker Entities is 667 Madison Avenue, New York, NY 10065. Information relating to the number of shares held is based on that certain Statement of Beneficial Ownership on Schedule 13D, as amended on July 7, 2011, filed by Julian C. Baker and Felix J. Baker.

Net proceeds to the Company in the sale of the Notes pursuant to the Purchase Agreement were $1,434,014. The Company paid $65,986 to the Selling Stockholders for transaction related expenses. The Company has made no other payments to the Selling Stockholders in connection with the sale of the Notes. Payments that the Company may be required to make to the Selling Stockholders include interest on the Notes and contingent fees for failure to perform under the Purchase Agreement. Dollar amounts for interest and contingent fees are not estimable. The dollar amount we pay in interest depends on how long the Notes are held and whether Note holders opt to receive interest in cash or in-kind. The dollar amount we pay for the 2% fee for failure to obtain and maintain registration statement effectiveness and the 1.5% fee for failure to timely convert the Notes depends on whether or not we fail to perform and the length of time during which the failure continues. The Company intends to comply with the payment requirements of the Notes, and, as of the date of this prospectus, does have the financial ability to repay the outstanding principal balance. The Company does not have the present ability, however, to make all interest payments under the Notes if the payments were required to be paid in cash. Since the Company is prohibited from prepaying the Notes, the timing of any potential repayment is out of the Company’s control. This will likely require the Company to raise additional capital to fully repay the Notes.

The following tables set forth certain information regarding the hypothetical profit the Selling Stockholders could realize as a result of the conversion discount for the securities underlying the Notes and the proceeds to the Company. These tables are based on the stock price on the date of sale of the Notes. Actual prices at which the Selling Stockholders may sell shares may be greater or lesser than this price. Additionally, the following tables are based on the total Shares potentially issuable under the Notes through the maturity date in May 2021.

Market price per share on date of sale of the Notes	$0.23
Conversion price per share on date of sale of the Notes	$0.04
Total number of shares underlying the Notes	69,600,669	(1)
Combined market price of total number of shares	$16,008,154
Combined conversion price of the total number of shares underlying the Notes	$ 2,784,027

Total possible discount to market price as of date of sale of notes	$13,224,127	(2)

(1)	Assumes all Notes held to maturity and all interest paid in kind.

(2)	Of the total possible discount, $10,579,302 is allocable to Tang Capital Partners, LP and $2,644,825 is allocable to the Baker Entities.

Gross proceeds paid or payable to the Company in the Notes transaction	$1,500,000
All payments from the Company to the Selling Stockholders	$65,986
Resulting net proceeds to the Company	$1,434,014
Total hypothetical profit to Selling Stockholders as a result of conversion discounts for the securities underlying the Notes	13,224,127	(1)
Total possible payments plus total hypothetical profit to Selling Stockholders as a result of conversion discounts as a percentage of the net proceeds to the Company from the sale of the Notes over the 10-year term of the Notes	927	%(2)

(1)	Based on the market price per share on the date of the sale of the Notes.

(2)	The hypothetical annual average over the 10-year term of the Notes is 93%.

The following table sets forth certain information regarding a transaction between the Company and the Selling Stockholders from October 19, 2009 (the “Prior Transaction”), which is the only previous securities transaction directly between the Company and the Selling Stockholders:

Total shares outstanding prior to the Prior Transaction	31,379,640	(1)
Shares outstanding prior to the Prior Transaction that were held by persons other than the Selling Stockholders	19,713,307
Number of shares that were issued or issuable in connection with the Prior Transaction	9,630,679
Percentage of total issued & outstanding that were issuable in the Prior Transaction (assuming full issuance) calculated by taking the number of shares outstanding prior to the Prior Transaction and held by persons other than the Selling Stockholders and dividing that number by the number of shares that were issued or issuable in connection with the Prior Transaction.	205%
Market price per share immediately prior to the Prior Transaction	$0.82	(2)
Current market price per share of the shares subject to the transaction	$0.26	(3)

(1)	As of September 30, 2009.

(2)	As of October 16, 2009.

(3)	As of July 12, 2011.

The following table sets forth certain information regarding ownership of our shares and prior registration statements related to the Selling Stockholders:

Shares outstanding prior to the Notes transaction that were held by persons other than the Selling Stockholders	21,881,633

Number of shares registered for resale by the Selling Stockholders and their affiliates in prior registration statements	9,630,679

Tang Capital Partners, LP	3,664,771
Baker Entities	5,965,908

Number of shares registered for resale in prior registration statements by Selling Stockholders that continue to be held	9,630,679

Tang Capital Partners, LP	3,664,771
Baker Entities	5,965,908

Number of shares that have been sold in prior registered resale transactions by Selling Stockholders	0

Tang Capital Partners, LP	0
Baker Entities	0

Number of shares registered for resale in the current transaction	69,600,669

Tang Capital Partners, LP	55,680,535
Baker Entities	13,920,134

PLAN OF DISTRIBUTION

The Shares offered by this prospectus may be sold by the Selling Stockholders. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, and may be made in the over-the-counter market or any exchange on which our Common Stock may then be listed, or otherwise. In addition, the Selling Stockholders may sell some or all of the Shares through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	in negotiated transactions;

•	in a combination of any of the above methods of sale; or

•	any other method permitted under applicable law.

The Selling Stockholders may also engage in short sales against the box, puts and calls and other hedging transactions in the Shares or derivatives of the Shares and may sell or deliver the Shares in connection with these trades. For example, the Selling Stockholders may:

•	enter into transactions involving short sales of our Common Stock by broker-dealers;

•	sell our Common Stock short themselves and redeliver any portion of the Shares to close out their short positions;

•	enter into option or other types of transactions that require the Selling Stockholder to deliver Shares to a broker-dealer, who will then resell or transfer the Shares under this prospectus; or

•	loan or pledge Shares to a broker-dealer, who may sell the loaned Shares or, in the event of default, sell the pledged Shares.

There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them.

The Selling Stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales. However, the Selling Stockholders and any broker-dealers involved in the sale or resale of our Common Stock may qualify as “underwriters” within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any of the Selling Stockholders are deemed to be “underwriters,” then such stockholder(s) will be subject to the prospectus delivery requirements of the Securities Act.

In addition to selling the Shares under this prospectus, the Selling Stockholders may:

•

transfer their Common Stock in other ways not involving market makers or established trading markets, including, but not limited to, directly by gift, distribution, privately negotiated transactions in compliance with applicable law or other transfer; or

•

sell their Common Stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144. Each Selling Stockholder will bear all expenses with respect to the offering of Common Stock by such Selling Stockholder.

Each Selling Stockholder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares from time to time under this prospectus after an amendment has been filed under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledge, transferee or other successors in interest as “Selling Stockholders” under this prospectus.

The Selling Stockholders also may transfer the Shares in other circumstances, in which case the respective pledgees, donees, transferees or other successors in interest may be the selling beneficial owners for purposes of this prospectus and may sell such Shares from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b) or other applicable provision of the Securities Act amending or supplementing the list of Selling Stockholders to include the pledge, transferee or other successors in interest as “Selling Stockholders” under this prospectus.

We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the Shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act, the Exchange Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

As of the date of this prospectus, our authorized capital stock consists of 1,500,000,000 shares of Common Stock, $0.01 par value per share, and 2,500,000 shares of preferred stock, $0.01 par value per share.

Common Stock

The holders of Common Stock have one vote for each share on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of Common Stock will receive ratably any dividends declared by the board of directors out of funds legally available for payment of dividends. In the event of a liquidation, dissolution or winding up of the company, holders of Common Stock will share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of Common Stock have no preemptive rights, no right to convert their Common Stock into any other securities, and no right to vote cumulatively for the election of directors. The outstanding shares of Common Stock are fully paid and non-assessable.

We have not paid cash dividends on our Common Stock and do not plan to pay any such dividends in the foreseeable future.

Certificate of Incorporation

Under our Certificate of Incorporation, as amended, our Board of Directors, without further action by our stockholders, currently has the authority to issue up to 2,500,000 shares of preferred stock and to fix the rights (including voting rights), preferences and privileges of these “blank check” preferred shares. Such preferred stock may have rights, including economic rights, senior to our Common Stock. As a result, the issuance of the preferred stock could have a material adverse effect on the price of our Common Stock and could make it more difficult for a third party to acquire a majority of our outstanding Common Stock.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

Amended and Restated Certificate of Incorporation and Bylaws

Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

The provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company N.A.

Quotation

Our Common Stock is quoted on the OTCQB Market under the symbol “APPA.PK”.

LEGAL MATTERS

Certain legal matters relating to the validity of the Shares offered by this prospectus will be passed upon for us by Ropes & Gray LLP, San Francisco, California.

EXPERTS

Odenberg, Ullakko, Muranishi & Co. LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Odenberg, Ullakko, Muranishi & Co. LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

A substantial portion of the information required to be disclosed in the registration statement of which this prospectus is a part is incorporated by reference to our latest report on Form 10-K and subsequent reports filed with the SEC. See “Information Incorporated by Reference,” “Prospectus Summary,” and “Risk Factors.”

MATE RIAL CHANGES

There have been no material changes since December 31, 2010 that have not been described in our Annual Report on Form 10-K, as amended, our Quarterly Report on Form 10-Q, our Definitive Proxy Statement on Schedule 14-A, this prospectus or our Current Reports on Form 8-K filed prior to the date of this prospectus, which are incorporated by reference herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. You may also read and copy this information at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

The Company has filed a registration statement, of which this prospectus is a part, covering the Shares offered hereby. As allowed by Commission rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. This prospectus is qualified in its entirety by such other information.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 28, 2011, as amended on May 2, 2011;

2.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 16, 2011;

3.	The Company’s Current Reports on Form 8-K, filed with the SEC on February 9, 2011, February 28, 2011, April 4, 2011, April 19, 2011, April 28, 2011, May 31, 2011, June 2, 2011 and June 30, 2011; and

4.	The Company’s Definitive Proxy Statement on Schedule 14-A, filed with the SEC on June 3, 2011.

The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at A.P. Pharma, Inc., 123 Saginaw Drive, Redwood City, California 94063, telephone number (650) 366-2626. You may also find these documents in the “Investor Relations” section of our website, www.appharma.com. The information on our website is not incorporated into this prospectus.